EXHIBIT 23.1 CONSENT OF THOMAS A. BRAUN, ATTORNEY


                                 BRAUN & COMPANY
               777 HORNBY STREET, SUITE 702, VANCOUVER, BC V6Z 1S2
                TELEPHONE (604) 605-0507 FACSIMILE (604) 605-0508

                                                                    July 7, 2006


Board of Directors
MIV Therapeutics, Inc.
1-8765 Ash Street
Vancouver, B.C.  V6P 6T3


Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Members of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

Very truly yours,


                                                                /s/ Thomas Braun
                                                          ----------------------
                                                                 Thomas A. Braun